Exhibit 99.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) dated August 28, 2013, is by and among the persons and entities listed on Schedule A (collectively, the “ValueAct Group”, and individually a “member” of the ValueAct Group), Microsoft Corporation (the “Company”) and G. Mason Morfit, in his individual capacity and as a member of the ValueAct Group (the “ValueAct Designee”).

WHEREAS, the ValueAct Group currently beneficially owns 66,865,530 shares of the common stock, par value $0.00000625 per share, of the Company (the “Common Stock”), which represented approximately 0.803% of the issued and outstanding shares of Common Stock, based upon the Company’s Form 10-K filed on July 30, 2013;

WHEREAS, the Governance and Nominating Committee of the Board (the “Nominating Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of the ValueAct Designee and conducted such review as they have deemed appropriate, including as to reviewing materials provided by the ValueAct Designee and the ValueAct Group;

NOW, THEREFORE, In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Board Nomination.

(a) The Board shall appoint the ValueAct Designee to serve as a director beginning on the first regularly scheduled quarterly meeting of the Board after the date of the Company’s 2013 annual meeting of shareholders, or any time thereafter before the ninetieth (90th) day prior to the Company’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”), within ten (10) business days following receipt of the ValueAct Group’s written request to the Company to have the ValueAct Designee appointed to the Board; provided that, at such time, the Board does not conclude in good faith and based on the written opinion of outside legal counsel that such appointment would constitute a breach of the directors’ fiduciary duties. If the ValueAct Designee is appointed to the Board pursuant to this Section 1(a), the Company shall include the ValueAct Designee as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2014 Annual Meeting.

(b) As a condition to the ValueAct Designee’s appointment to the Board and any subsequent nomination for election as a director of the Company at the 2014 Annual Meeting, the ValueAct Group, including the ValueAct Designee, agrees to provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to the ValueAct Group and the ValueAct Designee.

(c) The ValueAct Designee agrees that, at all times while serving as a member of the Board, he will (i) meet all director independence and other standards of the Company, the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3; (ii) be qualified to serve as a director under the Washington Business Corporation Act under the Revised Code of Washington (the “RCW”); and (iii) not be in breach of Section 8 of the Clayton Act, 15 USC §19, having been given an opportunity to cure any such breach, based on the written opinion of outside legal counsel, (the preceding clauses (i) through (iii), the “Conditions”). The ValueAct Designee will promptly advise the Nominating Committee in writing if he ceases to satisfy any of the Conditions.

(d) At all times while serving as a member of the Board, the ValueAct Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the

Company’s Standards of Business Conduct, Finance Code of Professional Conduct, securities trading policy, and corporate governance guidelines, and (except as permitted by the Confidentiality Agreement (as defined below)) preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company;

(e) If, prior to the 2014 Annual Meeting the ValueAct Designee is added to the Board and a vacancy on the Board is created as a result of the ValueAct Designee’s death, resignation, disqualification or removal, then the Company (acting through the Board) shall work together with the ValueAct Group in good faith to fill such vacancy or replace such nominee with an individual who (A) meets the conditions set forth in clauses (b)-(c) above and (B) is otherwise mutually acceptable (in each of their sole and absolute discretion (which means that any such approval may be given or not given for any reason or no reason)) to the ValueAct Group and the Company, and thereafter such individual shall serve and/or be nominated as the “ValueAct Designee” under this Agreement;

(f) The Company’s obligations hereunder shall terminate immediately, and, if the Value Act Designee has joined the Board, the ValueAct Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if: (i) members of the ValueAct Group, collectively, cease to beneficially own 53,492,424 shares of Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); provided, however, that the foregoing shall not apply if the ValueAct Group has effected sales of share of Common Stock in order to keep the percentage of the ValueAct Group’s investment in the Company at no more than 20% of the total assets under management of the ValueAct Capital Master Fund, L.P. so long as, in any event, the ValueAct Group, collectively, does not cease to beneficially own at least 40,119,318 shares of Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); (ii) the ValueAct Designee ceases to satisfy the conditions set forth in clauses (b)-(d) above; (iii) a member of the ValueAct Group, including the ValueAct Designee, otherwise ceases to comply or breaches any of the terms of this Agreement or the Confidentiality Agreement; or (iv) the employment of the ValueAct Designee with the ValueAct Group is terminated for any reason. The provisions of Section 1(e) must be complied with before the provisions of this Section 1(f) shall take effect in the case of the death, resignation, disqualification or removal, or the termination of the employment of the ValueAct Designee with the ValueAct Group. The ValueAct Group agrees to cause the ValueAct Designee to resign from the Board if the ValueAct Designee fails to resign if and when requested pursuant to this clause (f).

(g) The ValueAct Group acknowledges that the ValueAct Designee shall have all of the rights and obligations, including fiduciary duties to the Company and its shareholders, of a director under applicable law and the Company’s organizational documents while the ValueAct Designee is serving on the Board.

(h) The ValueAct designee shall be entitled to the consultation rights described in Annex I hereto.

2. Standstill.

(a) Each member of the ValueAct Group agrees that, during the Covered Period, (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the ValueAct Designee), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (collectively and individually, the “ValueAct Affiliates,” provided that no portfolio company of the ValueAct Group shall be deemed a “ValueAct Affiliate” so long as such portfolio company (A) has not had discussions with the ValueAct Group regarding any of the restricted matters set forth in this Section 2(a) regarding the Company, (B) has not received from the ValueAct Group or the ValueAct Designee information concerning the Company or its business, and (C) is not acting at the request of, in coordination with or on behalf of the ValueAct Group or the ValueAct Designee), not to, directly or indirectly, in any manner, alone or in concert with others:

(i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve shareholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any shareholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii) form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not ValueAct Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the ValueAct Group (together with the ValueAct Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 100,298,295 of the shares of Common Stock outstanding at such time (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company);

(iv) sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by the ValueAct Group or any ValueAct Affiliate to any person or entity not a (A) party to this agreement, (B) member of the Board, (C) officer of the Company or (D) a ValueAct Affiliate (a “Third Party”) that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

(v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or frustrate or seek to frustrate any Extraordinary Transaction proposed or endorsed by the Company, or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender (or action not to tender) by the ValueAct Group or a ValueAct Affiliate of any securities of the Company into any tender or exchange offer or vote by the ValueAct Group or a ValueAct Affiliate of any securities of the Company with respect to any Extraordinary Transaction;

(vi) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vii) (A) call or seek to call any meeting of shareholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board, (D) solicit consents from shareholders or otherwise act or seek to act by written consent, (E) conduct a referendum of shareholders or (F) make a request for any shareholder list or other Company books and records, whether pursuant to Sections 23B.07.200 or 23B.16.020 of the RCW or otherwise;

(viii) take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Articles of Incorporation or By-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix) make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged (A) any of the proposals described in this Agreement or (B) the Company or Affiliates thereof, and any of its current or former officers or directors;

(x) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xi) enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(xii) request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit the ValueAct Group or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately with the Company’s directors or officers so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, or communicating privately with the Company’s shareholders, so long as such communications do not breach the provisions of this Section 2(a).

(b) Each member of the ValueAct Group shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any ValueAct Affiliate, to be present for quorum purposes and to be voted, at the Company’s 2013 annual shareholder meeting, the 2014 Annual Meeting, and any special shareholder meeting, and at any adjournments or postponements of any such annual or special meeting, and as provided in Annex I.

(c) Nothing in this Section 2 shall limit any actions that may be taken by the ValueAct Designee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company (it being understood and agreed that the ValueAct Group and the ValueAct Affiliates shall not seek to do indirectly through the ValueAct Designee anything that would be prohibited if done by the ValueAct Group or the ValueAct Affiliates).

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3. Representations of the Company. The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

4. Representations of the ValueAct Group. The ValueAct Group, jointly and severally, represent and warrant as follows: (a) the ValueAct Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the ValueAct Group, constitutes a valid and binding obligation and agreement of the ValueAct Group and is enforceable against the ValueAct Group in accordance with its terms; (c) the ValueAct Group, together with the ValueAct Affiliates, beneficially owns, directly or indirectly, an aggregate of 66,865,530 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the ValueAct Group and the ValueAct Affiliates or in which the ValueAct Group or the ValueAct Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; and (d) as of the date of this Agreement, the ValueAct Designee satisfies all of the Conditions and the obligations of the ValueAct Designee set forth in Section 1(c).

5. Termination.

(a) This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earliest of (i) the date that is 10 days following the date that the Company materially breaches its obligations under Section 1(a) of this Agreement, provided that such breach has not been cured prior to the expiration of such 10-day period; (ii) the date that is three months from the date a ValueAct Designee ceases to be a member of the Board, (iii) the date immediately following the Company’s 2015 annual shareholders meeting; provided, however that, in any event, Section 2(a) shall survive for so long as any ValueAct Designee serves as a member of the Board.

(b) The provisions of Section 1(c), Section 1(d), this Section 5(b), Section 7 through Section 15 (and, for the avoidance of doubt, the Confidentiality Agreement) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

6. Public Announcement.

(a) The Company shall announce the entry into this Agreement by means of a press release in a form reasonably agreeable to the ValueAct Group; provided that the Company shall make such announcement on August 30, 2013.

(b) None of the ValueAct Group, the ValueAct Affiliates or the ValueAct Designee shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby, other than as mutually agreed to by the Company and the ValueAct Group.

7. Confidentiality Agreement. The Company hereby agrees that, notwithstanding any other provision of this Agreement to the contrary, the ValueAct Group may be provided confidential information in accordance with and subject to the terms of the Confidentiality Agreement in the form attached hereto as Exhibit A (the “Confidentiality Agreement”) after the Confidentiality Agreement has been mutually executed and delivered concurrently with this Agreement.

8. Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of Delaware and to require the resignation of the ValueAct Designee from the Board commencing on the date that is 10 days following the date that the ValueAct Designee and/or the ValueAct Group materially breaches its obligations under this Agreement, provided that such breach has not been cured prior to the expiration of such 10-day period, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of such federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 10 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9. Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

10. Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by e-mail, when such e-mail is transmitted to the e-mail address set forth below and the appropriate confirmation is received:

if to the Company:	Microsoft Corporation One Microsoft Way Redmond, Washington 98052-6399 Attention: General Counsel e-mail: mailto:bradsmi@microsoft.com

if to the ValueAct Group:	ValueAct Capital Management, L.P. 435 Pacific Avenue, 4th Floor San Francisco, CA 94133 Attention: General Counsel e-mail:

12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

14. No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

15. Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Cooperation Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Microsoft Corporation

By:	/s/ Bradford L. Smith
Name: Bradford L. Smith
Title: Executive Vice President, General Counsel

IN WITNESS WHEREOF, each of the parties hereto has executed this Cooperation Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

VA Partners I, LLC

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Capital Master Fund, L.P.

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Co-Invest Master Fund, L.P.

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Capital Management, L.P.

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Capital Management, LLC

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Holdings, L.P.

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

ValueAct Holdings GP, LLC

By:		/s/ Allison Bennington
	Name:	Allison Bennington
	Title:	Vice President & General Counsel

/s/ G. Mason Morfit
G. Mason Morfit

Schedule A

Members of ValueAct Group

VA Partners I, LLC

ValueAct Capital Master Fund, L.P.

ValueAct Co-Invest Master Fund, L.P.

ValueAct Capital Management, L.P.

ValueAct Capital Management, LLC

ValueAct Holdings, L.P.

ValueAct Holdings GP, LLC

G. Mason Morfit